EXHIBIT 10(cs)


 November 2, 2003


 Ms. Pat Hemley
 Chief Financial Officer
 FPF, Inc.
 600 Seventeenth Street, Suite 1900S
 Denver Colorado 80202


 RE: Sale and Assignment Agreement dated November 18, 1999 by and among Hallmark Finance Corporation (the "Seller" and, herein, "Hallmark") and FPF, Inc. ("FPF" and, herein, "Flatiron"), as amended or modified (the "Agreement")

 Dear Ms. Hemley:

 This letter will serve as formal notification of termination with respect to the above referenced agreement. Cancellation shall be effective 60 days from the date of this letter on December 31, 2003.

 Please contact me directly if you have any questions.

 Yours truly,



 Brookland F. Davis
 President